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                                                                   EXHIBIT 10.9


                                  MARIMBA, INC.

                               RESELLER AGREEMENT

               This Reseller Agreement ("Agreement") is entered as of August 14, 1997 (the "Effective Date") by and between Marimba, Inc. ("Marimba"), a Delaware corporation, and Tivoli Systems Subsidiary, Inc.("Reseller"), a Texas corporation and a wholly-owned subsidiary of International Business Machines Corporation ("IBM"), a New York corporation.

               1. License Grant.

                      a. Subject to all the terms of this Agreement, to enable Reseller to effectively market the Products (as defined in Attachment B) through its (including IBM's) sales force, Marimba grants to Reseller the right (i) to market and distribute Copies (as defined in Attachment B) of the Products, but only directly to end-user customers within the Territory (as defined in Attachment A), (ii) to make Copies solely for the purpose of such marketing and distribution and (iii) to use, display and perform the Demonstration Copies (as defined in Section 4.d) solely for the purpose of demonstration, testing and training. Reseller may not use subdistributors or resellers to distribute the Products.

                      b. This license grant is non-exclusive and, except as expressly set forth herein, non-transferable and non-sublicensable. Nothing in this Agreement shall be construed as limiting in any manner Marimba's marketing or distribution activities or its appointment of other dealers, resellers, licensees or agents in general or in the Territory.

                      c. Notwithstanding anything else, Marimba and its licensors retain (i) all title to, and, except as expressly and unambiguously licensed herein, all rights to the Products, all Copies thereof (by whomever produced) and all related documentation and materials, (ii) all of their service marks, trademarks, trade names or any other designations, and (iii) all copyrights, patent rights, trade secret rights and other proprietary rights in the Products. Reseller will have no right to receive or license any source code with respect to the Products.

               2. Delivery of the Products and Promotional Material. Reseller may either distribute Copies to end-user customers or have Marimba distribute such Copies in connection with the issuance of Enabling Keys (as defined below). Upon Reseller's request, Marimba will use reasonable commercial efforts to electronically transmit a production master containing the object code of each Product to Reseller (the "Production Masters") within 15 days of Reseller's request. Any Copies produced from a Production Master or by Marimba at the request of Reseller will produce Copies which need to be individually enabled by an electronic or written password (an "Enabling Key") which Marimba will provide on a per transaction basis. Prior to providing the Enabling Key, Reseller must have authorized Marimba to issue the Enabling Key by delivery of the end-user customer and configuration information set forth on Attachment D (or as Marimba shall reasonably require in the future). Any end-user documentation, manuals and/or marketing materials for the Products shall be made available to Reseller (at Marimba's election) in either electronic or printed form. Printed copies of the material may be made by Reseller at Reseller's expense. If at any time during this Agreement Marimba notifies Reseller


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of a replacement version of any Production Master or documentation, Reseller shall use reasonable commercial efforts to cease use and/or distribution of the existing version within 30 days after Marimba makes the replacement version available to Reseller.

               3. End-User Restrictions. No distribution or license of a Copy by Reseller shall be made except pursuant to Marimba's then-current end-user license agreement for such Product as embedded within the Product (the current version of which for each Product is set forth in Attachment C). Reseller acknowledges that Marimba may require the end-user to acknowledge acceptance of the license in connection with the downloading and/or installation of each Copy and/or Enabling Key. If a shrink-wrap agreement is used, Reseller will accept returns (where the shrink-wrap is not broken) in accordance with the procedure specified in the shrink-wrap package and in such event Marimba will credit Reseller for any properly returned Products. Reseller agrees to reasonably cooperate with Marimba regarding implementation of Marimba's license process with Reseller's end-user customers and at the request of Marimba or any end-user customer to provide a copy of the applicable Marimba license or Marimba provided summary sheet to such end-user customer(s). Upon mutual written agreement of the parties, Reseller may license the Products under an end-user license of either Reseller or IBM.

               4. Reseller Training; Customer Support; Marketing.

                      a. Marimba agrees to provide four standard initial training programs for employees of Reseller at no charge. The programs shall be given at four sites in the United States at a location and time reasonably acceptable to Marimba but commencing no later than 45 days after Reseller's written request. Marimba shall bear the cost of providing the training and all training materials and Reseller shall bear all its costs in connection with attending the program including, without limitation, travel, room and board.

                      b. For purposes of this Agreement, the term Support Service is defined as the service provided when a customer identifies an error or has a question regarding installation or use of a Product. There are three levels: "Level 1" is the Service provided in response to the customer's initial contact identifying an error or need for basic assistance regarding installation or use. "Level 2" is the Service provided to reproduce and attempt to correct any error, to find that the service provider cannot reproduce such error, or for more advanced questions regarding installation or use. "Level 3" is the Service provided to isolate the error at the component level of the Products. Reseller shall be responsible for all Level One end-user support, and Marimba shall be responsible for all Level Two and Level Three end-user support for Copies provided hereunder. As soon as reasonably practicable after general release (but in no event later than with respect to Marimba's other resellers or distributors), Marimba shall provide Updates at no charge directly to (i) the end-user customers of Reseller to which Marimba has distributed Copies and (ii) Reseller for redistribution and internal use as Demonstration Copies; notwithstanding the foregoing, Updates may be distributed by Reseller or Marimba only to end-user customers for which Reseller has paid Marimba an annual support and maintenance fee in accordance with Section 5.a. below. Marimba will use commercially reasonable efforts to provide advance notice to Reseller of each Update.


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                      c. During the term of the Agreement, Marimba shall provide reasonable backline support for the Products (i.e., support that requires access and manipulation of any part of the Products' source code) during normal business hours directly to one or more designated support managers of Reseller; Reseller shall designate at least one support manager within 30 days of the Effective Date. As soon as commercially practical thereafter, such support manager shall attend and pass all courses required to become a Marimba Certified Consultant. Marimba's sole obligation with respect to the Products or documentation errors will be to use commercially reasonable efforts to correct, at its expense, any reproducible error about which it receives written notice. The obligations contained in this Section 4 are contingent upon proper use of the Products and shall not apply if the Products are (i) modified by any party other than Marimba and in Marimba's reasonable judgment such modification caused the error or (ii) used on or with a version of a platform which Marimba does not support at the time of such use. As of the Effective Date, the supported platforms are Microsoft Windows NT, Microsoft Windows 95 and Sun Solaris. Upon termination of this Agreement, at the request of Reseller, Marimba shall continue the service set forth in this Section 4.c. at its then standard rates for a period not to exceed 12 months from the date of termination.

                      d. Reseller may use a reasonable number of Copies at no charge for demonstration, testing and training purposes only (the "Demonstration Copies"). Such copies may not be used for resale or for any purpose other than the purposes set forth above. Such Products shall be returned or destroyed at the conclusion of this Agreement.

               5. Fees.

                      a. Reseller shall pay Marimba for each Copy of a Product distributed: (i) the suggested end-user fee (in U.S. dollars) set forth on Marimba's then-current published U.S. Price List (the current version of which is included as Attachment B), less the discount described in Attachment A and
(ii) if an end user customer elects to purchase maintenance and support, a first year support and maintenance fee as calculated according to Attachment A; and, in addition, if an end user customer elects to purchase from Reseller maintenance and support for Products for additional years, Reseller will pay Marimba the same fee for such maintenance and support for any subsequent year. After the first year, Marimba shall make annual maintenance and support available to end users of Products at its then current and generally available rates, terms and conditions. Marimba shall have the right, in its sole discretion, from time to time or at any time, to establish, change, alter, or amend such prices with 30 days written notice. In addition, Reseller will pay all transportation charges for the Copies it distributes.

                      b. Reseller shall deliver to Marimba within 10 business days after the end of each month a report (i) setting forth the number of Copies distributed (which shall include the same information as set forth in Attachment
D) and (ii) calculating all fees due to Marimba for the number of Copies distributed with respect to the preceding month. Reseller shall pay Marimba in U.S. dollars in the U.S. all amounts due hereunder with respect to each month within 30 days after receipt of an invoice issued by Marimba. Marimba shall have the right to invoice Reseller at the end of each month for all Copies for which Reseller has authorized Marimba via the release authorization form to issue an Enabling Key during such month, provided Marimba


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has issued such an Enabling Key (even if Reseller has not reported such Copies as distributed as of the date of such invoice). Reseller shall pay a late fee on any amount not paid when due under this Agreement equal to [***]* for such amount for the period such payment is delinquent.

                      c. Reseller shall pay the Initial Commitment Amount set forth on Attachment A within 30 days of the Effective Date. Such Initial Commitment Amount is non-refundable except as otherwise expressly specified in Sections 12 and 13 of this Agreement. Reseller may distribute the number of Copies which corresponds to the then-paid portion of the Initial Commitment Amount (as determined according to the methodology set forth in Attachment A) without payment of any further royalties to Marimba.

                      d. Other than as set forth in Section 5.c. with respect to the Initial Commitment Amount, this Agreement shall not be construed as a commitment or obligation, express or implied, on the part of Reseller to pay any minimum fees or to market, license, or distribute any Copies.

               6. Other Reseller Obligations.  Reseller agrees:

                      a. not to contest the application or registration of, or use, ownership or licensing by Marimba of the trademarks set forth on Exhibit E (the "Marks") during the term of this Agreement; provided, however, that nothing herein prohibits or precludes Reseller from using Marks as permitted by law, and provided further that with respect to "UpdateNow," nothing in this Agreement will prohibit or preclude Reseller from (i) continuing to make use of the trademark or a similar mark, if such trademark or similar mark is currently in use; or (ii) making a fair use of such trademark or using the term in a descriptive manner in connection with its ordinary meaning. Marimba may request that Exhibit E be amended to add additional Marks in the event it also offers to add new products for which such Marks are used to Attachment B. Any such request must be sent to the attention of Reseller's legal department and will only be effective if agreed to in writing by Reseller's counsel. Reseller acknowledges that if it does not agree to the addition of such marks, Marimba may elect not to add such additional products to Attachment B. For purposes of this Section 6.a., the parties agree that "Reseller" specifically does not include IBM.

                      b. in any distribution, marketing and promotional material in connection with distribution of the Products, to (i) use the Marks or such other marks designated by Marimba in writing, (ii) comply with Marimba's then current commercially reasonable quality control trademark guidelines and (iii) represent the Products in a manner consistent with Marimba's representation of the Products. Marimba shall have the right to suspend Reseller's use of the Marks upon 30 days advance written notice for failure to comply with such guidelines (unless Reseller cures such failure within such notice period). In addition to the above, Reseller agrees to make commercially reasonable efforts to provide Marimba with all market statements, market positions and product descriptions ("Marketing Materials") relating to Marimba or the Products as soon as commercially practicable prior to their being issued. Marimba agrees to

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* CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED WITH THE
  SECURITIES AND EXCHANGE COMMISSION.


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provide Reseller with its approval, or with its comments if it does not approve them, within 7 business days. If Marimba does not respond within such 7 day period, Marimba is deemed to have approved such Marketing Materials. If Reseller does not provide Marimba with such Marketing Materials prior to their being issued, and Marimba has a good faith belief that such Marketing Materials misrepresent the Products or are inconsistent with Marimba's representation of the Products, Marimba will provide Reseller with a description of the misrepresentation or inconsistency, and Reseller will modify, reissue, or withdraw such Marketing Materials as soon as commercially practical. The parties agree that any press releases regarding this relationship must be pre-approved by both parties; provided, however, that the parties agree to include the language set forth in Attachment G in the first press release issued by the parties regarding this

                      c. Agreement.

                      d. represents, and warrants that it will not delete, alter, add to or fail to reproduce in and on any Copy and media it distributes the name of the Product and any other notices appearing in or on any Production Master, packaging or other materials provided by Marimba or which may be reasonably required by Marimba from time to time.

                      e. to use reasonable efforts to keep Marimba informed as to any problems encountered with the Products and any resolutions arrived at for those problems. Reseller further agrees (i) that Marimba shall have any and all right, title and interest in and to any such proposed resolutions without the payment of any additional consideration therefor either to Reseller, or its employees, agents or customers and (ii) that it will use reasonable efforts to cooperate with Marimba in this regard.

                      f. to maintain, for a period of 1 year from the date of the related payment, a record of the name and address of such person or entity to which it distributes a Copy, and relevant records to support payments made to Marimba. For Copies directly distributed by Reseller (if any), Reseller will also provide the serial number designation of the Copy, the date of delivery of the Copy, and the type of license agreement therefor. Reseller agrees to permit an independent certified public accounting firm or auditor designated and paid by Marimba to examine and audit such records (and such other records directly related to the payments due by Reseller hereunder) during reasonable business hours upon ten business days prior written notice with respect to Reseller's compliance with the payment terms of this Agreement; if such an audit uncovers a deficiency in reporting or payments, Reseller shall immediately pay Marimba all amounts due plus interest calculated at [***]*, and, if such deficiency is greater than [***]*, shall bear the audit expenses. Marimba shall have the right to audit Reseller's records no more than once in any 12 month period unless Marimba has demonstrable evidence that Reseller is not in compliance with its payment obligations hereunder. Further, any such accounting firm or auditor must be under a confidentiality agreement acceptable to Reseller, and will only disclose to Marimba any amounts overpaid or underpaid for

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* CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED WITH THE
  SECURITIES AND EXCHANGE COMMISSION.


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the period examined as well as sufficient information to substantiate such auditor's determination of over- or under-payments.

                      g. to comply with all applicable export laws and regulations (including, without limitation all applicable export laws and restrictions and regulations of the Department of Commerce, the United States Department of Treasury Office of Foreign Assets Control or other United States or foreign agency or authority), not to export or authorize the export or re-export of any Copies or Product in violation of any such law or regulations, and to include language to the effect that the end user must comply with all applicable export laws and regulations in any Reseller end-user license used in connection with the Products.

                      h. to use reasonable commercial efforts to notify Marimba if Reseller becomes aware of any non-compliance by any of its end-user customers of the terms of such customer's end-user license agreement and to provide reasonable assistance to Marimba (at Marimba's expense) with respect to enforcement of such terms.

               7. Other Marimba Obligations: Marimba agrees:

                      a. to use reasonable commercial efforts to deliver the Products to end user customers within 15 days after receipt of a release authorization form from Reseller.

                      b. to make the Products which are available to Reseller under this Agreement always the most current release or version of such Products available to Marimba's customers. Subject to Section 6.a., if during the term of this Agreement Marimba makes any new products generally available to end-user customers through its distributors or resellers, Marimba will offer such new Products to Reseller under the terms of this Agreement.

               8. Confidentiality. Neither party shall disclose the terms of this Agreement except as required by law or regulation, to advisors, consultants, potential investors and/or other agents bound to confidentiality, or as mutually agreed by the parties. Any confidential or proprietary information disclosed by either party in the performance of this Agreement shall be subject to the Mutual Confidentiality Agreement executed by the parties on the Effective Date and attached hereto for reference as Attachment F.

               9. Limited Liability. NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT OR OTHERWISE, EXCEPT FOR A CLAIM ARISING UNDER SECTIONS 13, "INDEMNIFICATION," OR 14, "WARRANTIES," NEITHER PARTY WILL BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY (I) FOR ANY AMOUNTS IN EXCESS, IN THE AGGREGATE, OF THE AMOUNTS DUE TO MARIMBA BY RESELLER DURING THE TWELVE MONTH PERIOD PRIOR TO THE DATE SUCH CLAIM AROSE OR (II) FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES OR LOST DATA OR (III) FOR COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY OR SERVICES.

               10. Relationship of Parties.


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                      a. The parties hereto expressly understand and agree that
each party hereto is an independent contractor in the performance of each and every part of this Agreement, and is solely responsible for all of its employees and agents and its labor costs and expenses arising in connection therewith.

                      b. Except as expressly provided herein, Marimba is in no manner associated with or otherwise connected with the actual performance of this Agreement on the part of Reseller, nor with Reseller's employment of other persons or incurring of other expenses. Except as expressly provided herein, Marimba shall have no right to exercise any control whatsoever over the activities or operations of Reseller.

                      c. Neither party guarantees the success of any marketing effort it engages in for the Products.

                      d. Each party is responsible for all its own costs in connection with its performance hereunder, including all business, travel and living expenses.

                      e. Each party is responsible for complying with the collection, payment, and reporting of all taxes imposed by any governmental authority applicable to its activities in connection with the marketing, distribution, delivery or license of the Copies under this Agreement. Neither party is responsible for taxes that may be imposed on the other party.

               11. Assignment. This Agreement and the rights hereunder are not transferable or assignable by Reseller without the prior written consent of Marimba except to a person or entity who acquires all or substantially all of the assets or business of Reseller or to IBM pursuant to a reorganization of Reseller within IBM. Marimba may assign this Agreement without the consent of Reseller.

               12. Term and Termination. Unless terminated earlier as provided herein, this Agreement shall continue in effect for a period of 12 months extending from the Effective Date. Thereafter, either party may provide written notice to the other of its desire to renew the Agreement. Upon such request, the parties will enter into good faith negotiations regarding any renewal terms.

                      a. This Agreement may be terminated by a party for cause immediately upon the occurrence of any of the following events:

                              1. If the other ceases to do business, or
otherwise terminates its business operations; or

                              2. if the other materially breaches any material
provision of this Agreement and fails to cure such breach within 30 days. However, if the breach by its nature, cannot be remedied in 30 days, but can be remedied in a reasonable time thereafter, and the breaching party is taking reasonable and diligent steps to remedy it and is acting in good faith, then the notice period will be suspended while the breaching party takes these actions; or


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                              3. If the other shall seek protection under any
bankruptcy, receivership, trust deed, creditors arrangement, composition or comparable proceeding, or if any such proceeding is instituted against the other (and not dismissed within 120 days).

                      b. In the event Reseller terminates this Agreement based on a material breach of this Agreement by Marimba, then Marimba shall refund any then-unused portion of the Initial Commitment Amount to Reseller. Except with respect to the obligation set forth in this clause, neither party shall incur any liability whatsoever for any damage, loss or expenses of any kind suffered or incurred by the other (or for any compensation to the other) arising from or incident to any termination of this Agreement by such party which complies with the terms of the Agreement whether or not such party is aware of any such damage, loss or expenses; provided, however, that this shall not be construed as limiting either party's obligation of indemnification hereunder.

                      c. Upon termination of this Agreement by either party or naturally at the end of the term (i) as soon as commercially practical, Reseller will return to Marimba or destroy all Production Masters, Proprietary Information, catalogues and literature in its possession, custody or control in whichever form held (including all Copies or embodiments thereof) and will cease using any trademarks, service marks and other designations of Marimba, and (ii) the provisions of this Agreement shall terminate except for Sections 9, "Limited Liability," 13, "Indemnification," 14.d, disclaimer of "Warranties," and 16, "General," and any accrued right to payment which shall survive any termination of this Agreement. Notwithstanding the foregoing, any end-user licenses granted to customers in accordance with this Agreement will remain in effect in accordance with their terms.

                      d. Termination is not the sole remedy under this Agreement and, whether or not termination is effected, all other remedies will remain available.

               13. Indemnification.

                      a. By Reseller. If any claim is made against Marimba by a third party based upon Reseller's distribution of the Products, including without limitation, providing unauthorized representations or warranties (or failing to effectively disclaim all warranties and liabilities on behalf of Marimba, if licensing Products under Reseller's end user license agreement) to its customers, Reseller will be responsible for and will indemnify Marimba from any and all claims, liabilities, damages, settlements, costs, expenses and liabilities of any type whatsoever regarding such third party claim, with the exception of those activities for which Marimba bears responsibility under
Section 13(b) of this Agreement, and provided Marimba gives Reseller prompt written notice of any such claim, together with the full authority for and reasonable cooperation with such a defense.

                      b. By Marimba. For purposes of this indemnification, the term "Reseller" includes IBM. If any claim of infringement of any U.S. or Canadian patent, copyright, trademark or trade secret is asserted against Reseller by a third party based upon the Products which are the subject of this Agreement, Marimba will indemnify Reseller against any amounts finally awarded in a settlement or by a court to such party (and reasonable attorneys' fees in

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connection therewith), provided that Marimba shall have (i) received prompt written notice from Reseller of said claim; (ii) received from Reseller the exclusive right to control and direct the investigation, defense, or settlement of such claims; and (iii) received the reasonable cooperation of Reseller. In the event an infringement is determined or, if required by settlement, Marimba may substitute for the Products and documentation substantially similar Products and documentation, or, alternatively, Marimba may procure for Reseller the right to continue using the Products and distributing the Copies, or Marimba may terminate the Agreement upon 30 days advance written notice (a "Special Termination"). Upon a Special Termination, or upon Reseller being otherwise enjoined by a court of competent jurisdiction from shipping Products, Marimba agrees to refund to Reseller any then-unused portion of the Initial Commitment Amount. However, this obligation of refund shall not be construed as limiting Marimba's obligation of indemnification hereunder. The foregoing obligation of Marimba does not apply with respect to those portions of the Products (i) (if any) which are modified after shipment by Reseller or IBM, or an agent acting under Reseller's or IBM's direction, if the alleged infringement would not have been caused but for such modification, or (ii) combined with any non-Marimba products, processes or materials if such infringement could have been avoided but for such combination. This Section 13 sets forth Reseller's sole and exclusive remedy with respect to any claim of intellectual property infringement.

               14. Warranties.

                      a. By Both Parties. Each party warrants to the other that it has the resources to perform its obligations under this Agreement, and that it will comply with any applicable laws, rules or regulations.

                      b. By Marimba. Marimba warrants that (i) it has sufficient rights to the Products (including associated marks and names) to grant Reseller the rights specified in this Agreement (including the right to distribute the Products under the trademarks for such Products), and to grant customers the rights specified in its end user license or Reseller's license agreement; (ii) the Products and Copies do not infringe any copyright or trade secret, (iii) to the best of Marimba's knowledge as of the Effective Date, Marimba is not aware of any claim for U.S. or Canadian patent infringement with respect to the Products other than with regard to United States patent number 5,581,764 with respect to which a claim of infringement concerning the Products has been filed by Novadigm, Inc. against Marimba (number CV-97-20194), or that there is a basis for any such claim; (iv) none of the Products has been the basis of any claim of infringement of the copyright or trade secret rights of any third party threatened or asserted against Marimba or, to Marimba's knowledge, any other party; and (v) the Products, when used in accordance with their associated documentation, are capable of correctly processing, providing and/or receiving date data within and between the twentieth and twenty-first centuries, provided that all products (for example, hardware, software and firmware) used with the Products properly exchange accurate date data with the Products.

                      c. By Reseller. Reseller warrants that (i) it will not modify, create any derivative work of, or include in any other software the Products or Copies or any portion


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thereof, and (ii) it will not reverse assemble, decompile, reverse engineer or otherwise attempt to derive source code from the Products or Copies.

                      d. EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION, NEITHER PARTY MAKES ANY WARRANTIES TO ANY PERSON WITH RESPECT TO THE PRODUCTS, OR ANY RELATED SERVICES OR LICENSES, AND EACH PARTY DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. RESELLER WILL HANDLE AND BE RESPONSIBLE FOR ALL WARRANTY RETURNS FROM ITS DIRECT AND INDIRECT CUSTOMERS AND WILL BE ENTITLED TO (AND ONLY
TO) CREDIT FOR AMOUNTS PAID TO MARIMBA FOR PROPERLY RETURNED COPIES THAT ARE NOT REPLACED.

               15. Special Terms.

                      a. The parties acknowledge that in entering into this Agreement, both parties are making significant investments in an effort to achieve success in selling the Products within the systems management arena and specifically in support of Reseller's TME 10 suite, including investing in training of a systems management sales force to exploit capabilities of the Products with systems management products, and investing funds in promoting and marketing the Products for use in the systems management arena,. To better enable success, the parties agree that for a period of 270 days from the Effective Date

                             1) Reseller will not announce a product which
provides functionality substantially similar to any Product; and

                             2) Marimba will not announce that it has entered
into a distribution, reseller or similar relationship with Computer Associates, Inc.

                      b. If within one year of the Effective Date the parties enter into an OEM agreement which by its terms supersedes this Agreement (the "Replacement Agreement"), then Reseller shall have the right to apply any then-unused portion of the Initial Commitment Amount towards any amount due by Reseller to Marimba upon execution of the Replacement Agreement.

               16. General.

                      a. No Guarantee of Marketing Success. Neither party guarantees the success of any marketing effort it engages in for the Products. Either party may independently develop, acquire, and market materials, equipment or programs that may be competitive with (despite any similarity to) the Products. Each party is responsible for its own costs, including all business, travel and living expenses incurred by the performance of this Agreement.

                      b. Amendment and Waiver-Except as otherwise expressly provided herein, any provision of this Agreement may be amended and the observance of any provision of


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this Agreement may be waived only with the written consent of the parties.
However, it is the intention of the parties that this Agreement be controlling over additional or different terms of any purchase order, confirmation, invoice or similar document, and that waivers and amendments shall be effective only if made in a writing signed by both parties.

                      c. Governing Law and Legal Actions - This Agreement shall be governed by and construed under the laws of the State of California and the United States without regard to conflicts of laws provisions thereof and without regard to the United Nations Convention on Contracts for the International Sale of Goods Neither party will bring a legal action against the other more than two years after the cause of action arose. In any action or proceeding to enforce rights under this Agreement, the prevailing party shall be entitled to recover costs and attorneys' fees.

                      d. Headings - Headings and captions are for convenience only and are not to be used in the interpretation of this Agreement.

                      e. Notices - Notices under this Agreement shall be sufficient only if personally delivered, delivered by a major commercial rapid delivery courier service or mailed by certified or registered mail, return receipt requested to a party at its addresses set forth below or as amended by notice pursuant to this subsection. Notice shall be effective upon receipt as demonstrated by reliable written confirmation (e.g., certified mail receipt or courier receipt).

                      f. Entire Agreement - This Agreement supersedes all proposals, oral or written, all negotiations, conversations, or discussions between or among parties relating to the subject matter of this Agreement and all past dealing or industry custom.

                      g. No Reliance - Neither party has relied on any promises, inducements or representations by the other, except those expressly stated in this Agreement.

                      h. Severability - If any provision of this Agreement is held to be illegal or unenforceable, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

                      i. Counterparts - This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their respective behalf, by their respective officers thereunto duly authorized, all as of the day and year first written above.

RESELLER:                                    MARIMBA, INC.:

By     /s/  SCOTT BLEAKLEY                   By     /s/   STEVE WILLIAMS

Name   Scott Bleakley                        Name   Steve Williams

Title  V.P. Business Development             Title    V.P.  Sales

Reseller Notice Information:                 Marimba Notice Information:

9442 Capital of Texas Highway                445 Sherman Avenue
North Arboretum Plaza One, Suite 500         Palo Alto, California 94306
Austin, Texas 78759                          Fax: (415) 328-5394
445 Sherman Avenue                           Phone: (415) 328-5282
Fax:  (512) 794-9070                         Attn: Legal Department
Phone:  (512) 794-9070
Attn:

Reseller Counsel Notice Information:

IBM Corporation
11400 Burnet Drive, MD 9452
Austin, Texas  78759
Fax:  (512) 838-0354

Attention:  Valerie J. Luessenhop

                                  ATTACHMENT A

Discount from U.S. Price List  -                [***]+ - standard discount
effective until Reseller has consumed
all of the Initial Commitment
Amount*                                         [***]+ - standard discount for any
                                                single list price order from one customer
                                                in excess of [***]+

                                                [***]+ - standard discount for any
                                                single list price order from one customer
                                                in excess of [***]+

Discount from U.S. Price List -                 [***]+ - standard discount
effective after Reseller has consumed
all of the Initial Commitment Amount

Annual Support and Maintenance  Fee             [***]+ of fee due to Marimba by
                                                Reseller for each Copy of a Product

Territory                                       United States and Canada

Initial Commitment Amount                       [***]+

--------

+ CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED WITH THE
  SECURITIES AND EXCHANGE COMMISSION.

* - Reseller shall be deemed to have "consumed" all of the Initial Commitment Amount on the date on which it has distributed hereunder in the aggregate such number of Copies for which the fee payable to Marimba would equal the Initial Commitment Amount

Note: Any other special enterprise licensing terms shall be on a case by case basis upon mutual agreement of the parties. In addition, Marimba may prepare and offer to Reseller special bundle packs of the Products for distribution by Reseller which may include first year maintenance and support.

                                  ATTACHMENT B

                             MARIMBA U.S. PRICE LIST

                             [Subsequently Amended]

                                  ATTACHMENT C

                           END USER LICENSE AGREEMENTS

                             [SUBSEQUENTLY AMENDED]

                                  ATTACHMENT D

                      REQUIRED INFORMATION FOR ENABLING KEY


Customer Name:
Customer Address:
Customer email:
Customer Phone:
Customer Fax:

Technical Contact Name:
Technical Contact Address:
Technical Contact email:
Technical Contact Phone:
Technical Contact Fax:

Product SKUs purchased:
Transmitter type (Intranet/Extranet):
Extensions Purchased (i.e. Backchannel, Plug-in, etc.):
Platform (Sun Solaris, WinNT 4.0, Win95, Mac)
Number of Channels (Unlimited/Standard):
Number of Users purchased (Intranet):
Host IP address:
Host Ethernet address:
Language (English, Japanese):
Version (International, US):


           1st Year Support/Maintenance Purchased: _____ Yes ______ No

                                  ATTACHMENT E

                                   TRADEMARKS

                             [SUBSEQUENTLY AMENDED]

                                  ATTACHMENT F

                        MUTUAL CONFIDENTIALITY AGREEMENT

                        CONFIDENTIAL DISCLOSURE AGREEMENT

                                     Between


               Tivoli Systems Inc. ("Tivoli"), a Texas corporation, located at 9442 Capital of Texas Highway North Arboretum Plaza, One Suite 500, Austin, Texas 78759 and Marimba, Inc., ("Participant"), located at 445 Sherman Avenue, Palo Alto, CA 94306

               The parties hereby establish these terms and conditions governing the use and protection of certain confidential information ("Confidential Information") one party ("the Disclosing Party") may disclose to the other party ("the Receiving Party").

6. Each party's designated representative for coordinating disclosure or receipt of Confidential Information is:

              For Tivoli:           Valerie Luessenhop, Counsel
                                    --------------------------------------------
              For Participant:      Todd Smithline, Corporate Counsel
                                    --------------------------------------------

7. The following is a description of the Confidential Information which may be disclosed under this Agreement: (a) for Tivoli, Business plans, forecasts, projections and analyses, software, hardware or systems designs, specifications, documentation, code, architecture, structure, protocols, product materials, notes, slides, or ideas, including but not limited to, Tivoli's business and product, (b) for Participant, Business plans, forecasts, projections and analyses, software, hardware or systems designs, specifications, documentation, code, architecture, structure, protocols, product materials, notes, slides, or ideas, including but not limited to, Participant's business and product.

8. This Agreement will only apply to disclosures made within one (1) year of the date of this Agreement, and this Agreement shall expire on the same date, unless extended in writing by mutual agreement of the parties. The Recipient's duty to hold Confidential Information in confidence expires five (5) years after execution of this Agreement, which duty shall survive the earlier expiration or termination of this Agreement. The "Recipient" is defined as the party receiving Confidential Information under this Agreement.

               Either party may terminate this Agreement for material breach thereof upon ten (10) days written notice. Notwithstanding termination, the obligations set forth under Paragraphs 4 and 5 hereof shall survive such termination.

9. Use of Confidential Information. The Receiving Party shall not make use whatsoever at any time of the Confidential Information except for the purpose of effectuating the existing relationship and evaluating potential business opportunities.

10. The parties agree to hold the Disclosing Party's Confidential Information in strict confidence and to take all reasonable precautions to protect such Confidential Information, including without limitation, using the same degree of care, as the Receiving Party uses to protect is own Confidential Information of a similar nature. The Receiving Party agrees not to copy or reverse engineer any such Confidential information of the Disclosing Party. The Receiving Party shall limit its internal disclosure of Confidential Information to those employees having a strict need to know such information and only for the purpose set forth in Paragraph 4 above.

11. The Receiving Party shall have a duty to protect only that Confidential Information which is: (a) first disclosed by the Disclosing Party in tangible form and is conspicuously marked as "Confidential," or the like at the time of disclosure; or (b) disclosed by the Disclosing Party in nontangible form and orally identified as confidential at the time of disclosure, and is summarized in tangible form conspicuously marked as "Confidential," or the like and delivered to the Receiving Party's representative named in Paragraph 1 above within thirty (30) days of the original disclosure.

12. This Agreement imposes no obligation upon the Receiving Party with respect to Confidential Information which The Receiving Party can establish by legally sufficient evidence: (a) was in The Receiving Party's possession before receipt from The Disclosing Party; (b) is or becomes known to the general public without improper action or inaction by The Receiving Party; (c) was rightfully disclosed to it by a third party provided the Receiving Party complies with any restrictions imposed by the third party (e) is independently developed by the Receiving Party without the use of the Confidential Information provided by the Disclosing Party; (f) is disclosed pursuant to a court order provided the Receiving Party uses reasonable efforts to limit disclosure and has allowed the Disclosing Party to participate in the proceeding or; (g) is disclosed by the Receiving Party with the Disclosing Party's prior written approval.

13. Within one (1) month following expiration, or termination of this Agreement, or upon written request, the Receiving Party shall return to the disclosing Party, or destroy at The Disclosing Party's option, all Confidential Information in tangible form in its possession.

14. Neither party acquires any rights in the Confidential Information under this Agreement, except the limited right to use the Confidential Information for the purposes set out in Paragraph 4 above. Neither party has an obligation under this Agreement to purchase any service or item from the other party. Neither party has an obligation under this Agreement to commercially offer any products using or incorporating Confidential Information. This Agreement grants no license by either party to the other, either directly or by implication, estoppel or otherwise.

15. The Receiving Party shall adhere to the U.S. Export Administration laws and regulations and shall not export or re-export any Confidential Information or technical data or products received from the Disclosing Party or the direct product of such Confidential Information or technical data to any prescribed country listed in the U.S. Export Administration Regulations unless properly authorized by the U.S. Government.

16. Each Disclosing Party represents that it has the right to make the disclosures under this Agreement. The Confidential Information disclosed under this Agreement is delivered "as is" and the Disclosing Party makes no representation of any kind with respect to the accuracy of such Confidential Information or its suitability for any particular use.

17. Either party shall be free to use the Residuals from any such Confidential Information, or any ideas, concepts and/or techniques contained therein for any purpose, including the use of such Information in the development, manufacture, and maintenance of its products and services. The term "Residuals" means that Information which may be retained in non-tangible form in the minds by those employees of a party who have had access to the Confidential Information.

18. Nothing in this Agreement shall preclude either party from using, marketing, licensing and/or selling, any independently developed technology, software or data processing information and/or material that is similar or related to the Confidential Information disclosed under this Agreement, provided the party has not done so in breach of this Agreement.

19. The relationship of the parties is that of independent contractors. This Agreement does not create an agency, partnership or similar relationship between the parties. Neither party acquires any rights to use in advertising, publicity or other marketing activities, any name, trade name, trademark or other designation of either party.

20. All additions and modifications to this Agreement must be made in writing referencing this Agreement and must be signed by both parties.

21. This Agreement may not be assigned by either party without the express written consent of the other party and any purported assignment without such written consent shall be void.

22. THIS AGREEMENT IS MADE UNDER AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS.

23. This Agreement supersedes all prior discussions and writings and constitutes the entire agreement with respect to the subject matter thereof.

               IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.


TIVOLI Systems Inc.                           Marimba, Inc.

Name:  /s/  HOWARD J. NICHOLAS                Name:  /s/  STEVE WILLIAMS

By:    Howard J. Nicholas                     By:    Steve Williams

Title: Mgr. Contract Services                 Title:  V.P.  Sales

Date:  August 21, 1997                        Date:   August 20, 1997

                                  ATTACHMENT G

                             PRESS RELEASE LANGUAGE

HEADLINE:

Tivoli and Marimba Join Forces to Streamline Applications Deployment Across the Internet

KEY POINTS:

o     Tivoli will resell Marimba Castanet products

WHY IS THIS IMPORTANT?

o     Tivoli and Marimba provide complimentary product offerings to:

      -     integrate 800,000 Castanet users into the Tivoli Management
            Environment

      - allow systems managers to extend beyond the enterprise, penetrate the firewall and distribute applications to internet clients

      - allow easier deployment for users outside the enterprise, system can be up and running in days


* Marimba will work with Tivoli to make AMS an industry standard. Both Companies will work together to extend the AMS specification to include Internet interfaces which will be open to everyone.